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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements No. 33-31743, No. 33-62781 and No. 33-62801 of Office Depot, Inc. on Forms S-8 and in Registration Statement No. 333-15853 of Office Depot, Inc. on Form S-4 of our report dated February 25, 1997 (March 10, 1997 as to Note B) appearing in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 28, 1996.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida
March 27, 1997